UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2019

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Simon Raab, Ph.D. as Officer and Director
On June 16, 2019, Dr. Simon Raab retired from his position as President and Chief Executive Officer of FARO Technologies, Inc. (the “Company”) and as a member of the Board of Directors of the Company. Dr. Raab’s retirement was in adherence with the terms of the letter agreement, dated January 9, 2019, setting forth the terms of his retirement as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors, which was previously disclosed in the Company’s Current Report on Form 8-K dated January 9, 2019. Dr. Raab’s retirement is not the result of any disagreement with the Company, and the Company extends its deep appreciation to Dr. Raab for his many years of service.
Appointment of New Director
As disclosed in the Company’s Current Report on Form 8-K dated April 9, 2019, Michael D. Burger began serving as the Company’s President and Chief Executive Officer effective June 17, 2019. On June 17, 2019, the Board of Directors of the Company also appointed Mr. Burger to the Company’s Board of Directors, effective immediately, to serve for a term expiring at the Company’s 2020 annual meeting of shareholders or until his successor is elected and qualified.
Prior to joining the Company, Mr. Burger, age 61, most recently served as President and Chief Executive Officer and as a member of the board of directors of Electro Scientific Industries, Inc., a leading supplier of innovative laser-based microfabrication solutions for industries reliant on microtechnologies, from October 2016 to February 2019, when it was acquired by MKS Instruments, Inc. Prior to joining Electro Scientific Industries, Inc., Mr. Burger was President and Chief Executive Officer and a member of the board of directors of Cascade Microtech, Inc., a manufacturer of advanced wafer probing, thermal and reliability solutions for the electrical measurement and testing of high performance semiconductor devices, from July 2010 to June 2016. From April 2007 to February 2010, Mr. Burger served as the President and Chief Executive Officer and as a member of the board of directors of Merix Corporation (“Merix”), a printed circuit board manufacturer. Mr. Burger also served as a member of the board of directors of ViaSystems Group, Inc. from February 2010 after it acquired Merix until May 2015. From November 2004 until joining Merix, Mr. Burger served as President of the Components Business of Flextronics Corporation. From 1999 to November 2004, Mr. Burger was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, Mr. Burger served as ZiLOG’s President and a member of its board of directors. Mr. Burger holds a B.S. degree in Electrical Engineering from New Mexico State University and a certificate from the Stanford University International Executive Management Program.
There are no arrangements or understandings between Mr. Burger and any other persons pursuant to which he was appointed a director of the Company. There are no family relationships between Mr. Burger and any director or executive officer of the Company, and Mr. Burger does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Burger will not receive any additional compensation for his service as a director of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc. (Registrant)

June 19, 2019	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary